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                                                                   EXHIBIT 23.01

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Citigroup Inc.:

         We consent to the incorporation by reference in the Amendment No. 1 to the Registration Statement on Form S-3 ("Registration Statement") of Citigroup Inc, Citigroup Capital VII, Citigroup Capital VIII, Citigroup Capital IX, Citigroup Capital X, Citigroup Capital XI, Citigroup Capital XII and Citigroup Capital XIII of our report dated January 18, 2000, with respect to the consolidated statement of financial position of Citigroup Inc. and subsidiaries ("Citigroup") as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, which report is included in then annual report on Form 10-K of Citigroup Inc. for the year ended December 31, 1999 and to the reference to our firm under the heading "Experts" in the Registration Statement. Our report refers to changes, in 1999, in Citigroup's methods of accounting for insurance-related assessments, accounting for insurance and reinsurance contracts that do not transfer insurance risk, and accounting for the costs of start-up activities.


                                         /s/ KPMG LLP

New York, New York
November 17, 2000